Exhibit 10.2
                        MILLENNIUM PHARMACEUTICALS, INC.

                            2000 STOCK INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT


                                 Deborah Dunsire
                                Name of Recipient

                                     200,000
                         Number of Restricted Shares of
                              Common Stock Awarded


                 Vesting Schedule for Restricted Shares Awarded:

     -------------------------------------------------------------
     VESTING DATE                SHARES VESTING ON VESTING DATE
     -------------------------------------------------------------
     July 18, 2007               40,000
     -------------------------------------------------------------
     July 18, 2008               60,000
     -------------------------------------------------------------
     July 20, 2009               100,000
     -------------------------------------------------------------


                                  July 18, 2005
                                   Award Date

         Millennium Pharmaceuticals, Inc. (the "Company") has selected you to receive the restricted stock award identified above, subject to the provisions of the Millennium Pharmaceuticals, Inc. 2000 Stock Incentive Plan (the "Plan") and the terms, conditions and restrictions contained in this agreement (the "Agreement"). Please confirm your acceptance of this Award, and your agreement to the terms of the Plan and this Agreement, by signing both copies of this Agreement. You should keep one copy for your records and return the other copy promptly to the Company.

                                     MILLENNIUM PHARMACEUTICALS, INC.


                                     By: /s/ LINDA K. PINE
                                         Linda K. Pine
                                         Senior Vice President, Human Resources

Accepted and Agreed:


/s/ DEBORAH DUNSIRE
Deborah Dunsire


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                        MILLENNIUM PHARMACEUTICALS, INC.

                            2000 STOCK INCENTIVE PLAN

                           Restricted Stock Agreement

1. PREAMBLE. This Restricted Stock Agreement contains the terms and conditions of an award of shares of restricted stock of the Company (the "Restricted Shares") made to the Recipient identified on the first page of this Agreement pursuant to the Plan.

2. RESTRICTIONS ON TRANSFER. The Restricted Shares may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of, whether by operation of law or otherwise, except as specifically provided below , until and unless such Restricted Shares have vested as provided in Paragraph 3 below. Any attempt to dispose of any unvested Restricted Shares in contravention of this Agreement shall be null and void and without effect.

3. VESTING. The term "vest" as used in this Agreement means the lapsing of the restrictions that are described in this Agreement with respect to the Restricted Shares. The Restricted Shares will vest in accordance with the schedule set forth on the first page of this Agreement, provided in each case that the Recipient is then, and since the Award Date has continuously been an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant"). Notwithstanding the foregoing, the Recipient will become vested in the Restricted Shares prior to the vesting dates set forth on the first page of this Agreement in the following circumstances:

   (a) In the event that the Recipient's employment is terminated by the Company other than for Justifiable Cause (as defined below) or the Recipient voluntarily terminates the Recipient's employment with Good Reason (as defined below), then all Restricted Shares that would have vested within the one-year period following such termination will immediately vest.

   (b) In addition to the acceleration provided for in Section 3(a), in the event of a Change of Control (as defined in the Plan, as the same may be amended from time to time and as in effect on the date of determination), if within one month prior to or twelve months following such Change of Control, the Recipient's employment with the Company or its successor is terminated by the Company or its successor other than for Justifiable Cause or the Recipient voluntarily terminates the Recipient's employment with Good Reason, then all Restricted Shares will immediately vest.

   (c) For purposes of this Agreement, "Justifiable Cause" and "Good Reason" have the following meanings:

   "Justifiable Cause" means the occurrence of any of the following events: (i) the Recipient's conviction of, or plea of NOLO CONTENDERE with respect to a felony or crime involving moral turpitude, (ii) the Recipient's commission of an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with the Company, (iii) the Recipient's commission of an act, or failure to act, which the Board reasonably finds to have involved willful misconduct or gross negligence on the Recipient's part, in the conduct of the Recipient's duties as an employee of the Company, (iv) habitual absenteeism, alcoholism or drug dependence on the Recipient's part which interferes with the performance of the Recipient's duties as an employee of the Company, (v) the Recipient's willful and material failure or refusal to perform the Recipient's services as an employee of the Company, (vi) any material breach by the Recipient to fulfill the terms and conditions under which the Recipient is employed by the Company, or (vii) the Recipient's willful and material failure or refusal to carry out a direct, lawful written request of the Board.

   "Good Reason" means any action by the Company without the Recipient's prior written consent which results in (i) any requirement by the Company that the Recipient perform the Recipient's principal duties outside a radius of 50 miles from the Company's Cambridge, Massachusetts location; (ii) any material diminution in the Recipient's title, position, duties, responsibilities or authority, including the Recipient's ceasing to serve as the Company's President and Chief Executive Officer or to serve as a member of the Board; (iii) any breach by the Company of any material provision of the agreement between the Recipient and the Company dated June 23, 2005 and not cured within thirty (30) days' of written notice thereof; (iv) a reduction in the Recipient's base salary (unless such reduction is effected in connection with a general and proportionate reduction of salaries for all members of the Company's management team) or any reduction of the Recipient's target bonus amount to less than 80% of the Recipient's annual salary; or (v) any acquisition, merger or Change of Control involving the Company which results in the Recipient ceasing to serve as the Chief Executive Officer for the surviving entity and for all direct and indirect parent organizations thereof.

   (d) In the event of the Recipient's death, all Restricted Shares that have not previously been forfeited will immediately vest, provided that the Recipient was an Eligible Participant at the time of death.

4. FORFEITURE. In the event the Recipient ceases to be an Eligible Participant for any reason, the Restricted Shares that have not previously vested and which do not become vested in accordance with Section 3 of this Agreement, will be automatically and immediately forfeited and returned to the Company. The Recipient hereby (i) appoints the Company as the attorney-in-fact of the Recipient to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any Restricted Shares that are forfeited hereunder and (ii) agrees to take such actions as the Company may reasonably request to accomplish the transfer to the Company of any Restricted Shares that are forfeited hereunder.

5. DIVIDENDS AND VOTING RIGHTS. The Recipient will be entitled to any and all dividends or other distributions paid with respect to the unvested Restricted Shares which have not been forfeited and will be entitled to vote any such Restricted Shares; provided however, that any property (other than cash) distributed with respect to unvested Restricted Shares, including without limitation a distribution of shares of the Company's stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities based on the ownership of unvested Restricted Shares, will be subject to the restrictions of this Restricted Stock Agreement in the same manner and for so long as the Restricted Shares remain subject to such restrictions, and will be promptly forfeited to the Company if and when the Restricted Shares are so forfeited.

6. CERTIFICATES.

   (a) Legended Certificates. The Recipient is executing and delivering to the Company blank stock powers to be used in the event of forfeiture. Any certificates representing unvested Restricted Shares will be held by the Company, and any such certificate (and, to the extent determined by the Company, any other evidence of ownership of unvested Restricted Shares) will contain the following legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE MILLENNIUM PHARMACEUTICALS, INC. 2000 STOCK INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND MILLENNIUM PHARMACEUTICALS, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF MILLENNIUM PHARMACEUTICALS, INC.

   (b) Book Entry. If unvested Restricted Shares are held in book entry form, the Recipient agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions of this Agreement. The Recipient hereby (i) acknowledges that the Restricted Shares may be held in book entry form on the books of the Company's depository (or another institution specified by the Company), and irrevocably authorizes the Company to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder,
(ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Restricted Shares, one or more stock powers, endorsed in blank, with respect to such shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Restricted Shares that are forfeited hereunder.

7. UNRESTRICTED SHARES. As soon as practicable following the vesting of any Restricted Shares, the Company will cause a certificate or certificates covering such shares, without the legend contained in Section 6(a), to be issued and delivered to the Recipient, subject to the payment by the Recipient by cash or other means acceptable to the Company of federal, state, local and other applicable taxes required to be withheld in connection with such vesting, if any. The Recipient understands that once a certificate has been delivered to the Recipient in respect of Restricted Shares which have vested, the Recipient will be free to sell the shares of common stock evidenced by such certificate, subject to applicable requirements of federal and state securities laws and Company policies.

8. TAXES; SECTION 83(b) ELECTION. The Recipient acknowledges and agrees that the Recipient is solely responsible for any and all taxes that may be assessed by any taxing authority arising in any way out of the award of Restricted Shares and that the Company is not liable for any such assessments. The grant and the vesting of the Restricted Shares, and the payment of dividends with respect to the Restricted Shares, may give rise to taxable income subject to withholding. The Recipient expressly acknowledges and agrees that the Recipient's rights hereunder are subject to the Recipient promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Company so determines, by the delivery of previously acquired shares of the Company's common stock held for at least six months, the delivery or withholding of Shares acquired hereunder or by the withholding of amounts from any payment hereunder) all taxes required to be withheld in connection with such grant, vesting or payment. The Recipient acknowledges and agrees that the Recipient is aware of and understands the tax consequences to the Recipient of this Agreement. Without limiting the foregoing, the Recipient acknowledges and agrees that the Recipient has been advised to confer promptly with a professional tax advisor to consider whether the Recipient should make a so-called "83(b) election" with respect to the Restricted Shares. Any such election, to be effective, must be made in accordance with applicable regulations and within 30 days following the Grant Date. The Recipient acknowledges and agrees that the Company has made no recommendation to the Recipient with respect to the advisability of making such an election.

 9. ADMINISTRATION. The Board of Directors of the Company, or the Compensation and Talent Committee of the Board of Directors or other committee designated in the Plan or by the Board of Directors, have the authority to manage and control the operation and administration of this Agreement. Any interpretation of the Agreement by such body and any decision made by it with respect to the Agreement is final and binding.

10. PLAN DEFINITIONS. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement are subject to the terms of the Plan, a copy of which has already been provided to the Recipient.

11. AMENDMENT. This Agreement may be amended only by written agreement between the Recipient and the Company.

12. NO RIGHTS TO EMPLOYMENT. Nothing contained in this Agreement shall be construed as giving the Recipient any right to be retained, in any position, as an employee of the Company. The Recipient acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee for the vesting period, for any period, or at all.